                                                                EXHIBIT 5(ii)(B)
                                                                 APPLICATION FOR
[SAGE LOGO]                                DEFERRED VARIABLE ANNUITY CERTIFICATE
SAGE LIFE ASSURANCE OF AMERICA, INC.          Mail to: Sage Life, P.O. Box 3000,
                                            Dept. 5162, Hartford, CT 06150-65162
--------------------------------------------------------------------------------
                                    1. OWNER
--------------------------------------------------------------------------------
First                               Middle                                Last

--------------------------------------------------------------------------------
Residence Street Address

--------------------------------------------------------------------------------
City                                  State                                Zip

--------------------------------------------------------------------------------
Birthdate (Mo/Day/Yr)        [ ] M   [ ] F     [ ] SS#                 [ ] TIN#
                             [ ] Trustee

--------------------------------------------------------------------------------
Phone                       E-Mail Address

--------------------------------------------------------------------------------
                           1A. JOINT OWNER (optional)
--------------------------------------------------------------------------------
Name                                                     Relationship to Owner

--------------------------------------------------------------------------------
Birthdate (Mo/Day/Yr)        [ ] M   [ ] F     [ ] SS#                  [ ]TIN#

--------------------------------------------------------------------------------
                      2. ANNUITANT (skip if same as Owner)
--------------------------------------------------------------------------------
First                              Middle                                  Last

--------------------------------------------------------------------------------
Residence Street Address

--------------------------------------------------------------------------------
City                                State                                  Zip

--------------------------------------------------------------------------------
Birthdate (Mo/Day/Yr)        [ ] M    [ ] F    [ ] SS#                  [ ] TIN#

--------------------------------------------------------------------------------
Phone                       E-Mail Address               Relationship to Owner

--------------------------------------------------------------------------------
                             3. PRIMARY BENEFICIARY
--------------------------------------------------------------------------------
Name(s)                             SS#                 Relationship to Owner %

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     3A. CONTINGENT BENEFICIARY (optional)
--------------------------------------------------------------------------------
Name(s)                             SS#                 Relationship to Owner %

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                4. TYPE OF PLAN
--------------------------------------------------------------------------------
4a. [ ] Non-Qualified         [ ] Traditional IRA          [ ] Simple IRA
    [ ] Roth IRA              [ ] Other_________________

4b. If IRA:   [ ] Regular Tax Year ______            Amount $ __________
              [ ] Rollover                           Amount $ __________
              [ ] Trustee to Trustee Transfer        Amount $ __________
4c. Optional Riders ____________________________________________________

--------------------------------------------------------------------------------
                              5. PURCHASE PAYMENT
--------------------------------------------------------------------------------
[ ] Check or wire to Sage Life $ ___________________________________________ or
[ ] Estimated Amount of 1035 Exchange $ ____________________________________ or
[ ] Other __________________________________________________________________

--------------------------------------------------------------------------------
                                 6. REPLACEMENT

--------------------------------------------------------------------------------
Will the proposed Certificate replace any existing annuity or life insurance policy? [ ] No [ ] Yes (If yes, list all companies and policy numbers and attach transfer or exchange form) _____________

--------------------------------------------------------------------------------
                       7. ALLOCATION OF PURCHASE PAYMENT
--------------------------------------------------------------------------------
                                  - OPTIONAL -

7a.    To Dollar-Cost Averaging:

_______% of my payment to be Dollar Cost Averaged to the Asset
       Allocation Model Portfolio selected in 7b, OR to the Variable Sub-Accounts in 7c, unless specified otherwise in 8 below.

                              - COMPLETE 7B OR 7C -

7b.    To Asset Allocation Model Portfolios:
_______% to the Asset Allocation Model Portfolio checked below:

                  [ [ ] I [ ] II [ ] III [ ] IV [ ] V [ ] VI ]
                                     - OR -

7c.     To Variable Sub-Accounts:
        [AIM                                     MFS
_____% (203) Capital Development          _____% (503) Total Return
_____% (204) Government Securities        _____% (504) Growth with Income
_____% (205) Growth and Income            _____% (505) High Income
_____% (206) Value                        _____% (506) Research
_____% (207) International Equity         _____% (507) Value
        ALGER                                   MORGAN STANLEY
_____% (303) Income and Growth            _____% (603) Value
_____% (304) MidCap Growth                _____% (604) Mid Cap Value
_____% (305) Small Cap                    _____% (605) Global Equity
        COLONIAL/LIBERTY                        STATE STREET
_____% (403) U.S. Stock                   _____% (703) S&P 500 Index
_____% (404) Growth and Income            _____% (704) Russell 2000 Index
_____% (405) Small Cap Value              _____% (705) EAFE Index
_____% (406) Strategic Income                   T.Rowe Price
_____% (407) Newport Tiger                _____% (903) Equity Income
_____% (408) All-Star Equity              _____% (904) Mid-Cap Growth
_____% (409) Global Utilities             _____% (905) Pers Strgy Balanced
        STEINROE                               SAGE ADVISORS
_____% (803) Growth Stock                 _____% (002) Money Market]
_____% (804) Special Venture
     To Fixed Sub-Accounts:
_____[% (101) 1 year        _____% (104) 4 year         _____% (110) 10 year]
_____ % (102) 2 year        _____% (105) 5 year
_____ % (103) 3 year        _____% (107) 7 year

                                  - OPTIONAL -

[ ] Rebalance my Variable Sub-Account values each calendar quarter.

--------------------------------------------------------------------------------
                            8. DOLLAR COST AVERAGING
--------------------------------------------------------------------------------
DCA Account: Check the box below (only one) that you want us to Dollar
Cost Average from.

No. of Months: We will make level monthly transfers from the DCA
Account for the number of months shown below. Transfers from the [Sage Money Market] will be made over a 12-month period, unless you specify otherwise below.

Variable Sub-Accounts: Transfers will be made monthly from the DCA Account to the Asset Allocation Model Portfolio selected in 7b, or to the same Variable Sub-Accounts and in the same %'s as shown in 7c, unless you specify otherwise below.


DCA Account                     No. of Months           Variable Sub-Accounts
-----------                     -------------           ---------------------
[ ] [(002) Sage Money Market]       ________              ________%________
[ ] [(111) Fixed - 1 Year]            [12]                ________%________
[ ] [(112) Fixed - 2 Year]            [24]                ________%________
[ ] [(113) Fixed - 3 Year]            [36]                ________%________
[ ] [(114) Fixed - 4 Year]            [48]                ________%________
[ ] [(115) Fixed - 5 Year]            [60]                ________%________

AP-DVAZ-C-9805

--------------------------------------------------------------------------------
                      9. AUTHORITY FOR TELEPHONE TRANSFERS
--------------------------------------------------------------------------------
I acknowledge that neither Sage Life Assurance of America, Inc. ("Sage Life") nor any representative of Sage Life will be responsible for any claim, loss, liability or expense resulting from a telephone transfer request if we or such representative acted on the telephone request in good faith.
--------------------------------------------------------------------------------
I wish to have a Personal Identification Number (PIN) issued to me in order to
make telephone transfers.                                     [ ] Yes   [ ] No

I _______ (Owner's initials) authorize you to issue a Personal Identification Number (PIN) to my registered representative/agent in order for him/her to make
telephone transfers between Sub-Accounts on my behalf.        [ ] Yes   [ ] No

--------------------------------------------------------------------------------
                              10. SPECIAL REQUESTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         11. AMENDMENTS (H.O. use only)
--------------------------------------------------------------------------------
COMPANY CORRECTIONS OR ADDITIONS, IF ANY (Except in Kentucky and West Virginia)

-------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   12. SUITABILITY, AGREEMENT AND SIGNATURES
--------------------------------------------------------------------------------
SUITABILITY: BY SIGNING BELOW, I ACKNOWLEDGE RECEIPT OF THE CURRENT VARIABLE ANNUITY PROSPECTUS AND UNDERSTAND THAT INCOME PAYMENTS AND SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT, MAY INCREASE OR DECREASE, DEPENDING UPON INVESTMENT EXPERIENCE FOR THE CERTIFICATE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

AGREEMENT: I agree that, except in Kentucky and West Virginia, my acceptance of the annuity applied for will constitute approval by me of any corrections or additions made in item 11 above. However, I must agree in writing to any changes in: amounts; ages; plan of annuity; and benefits. (Use of "I", "me", and "my" in this application includes multiple Owners, if applicable, and the Annuitant, where Annuitant's consent or other action is required.)

Signed at __________________________________________      On __________________
                         CITY              STATE                    DATE

X _________________________   X ____________________      X ___________________
         APPLICANT/OWNER             JOINT OWNER               ANNUITANT (IF
                                                              OTHER THAN OWNER)

ARIZONA Notice to Applicants: Upon written request, Sage Life will provide within a reasonable time frame, reasonable factual information about the annuity's benefits and provisions. If for any reason the owner is not satisfied with the annuity, it may be returned to Sage Life within 10 days after delivery and the Certificate value will be refunded.

COLORADO NOTICE TO APPLICANTS: IT IS UNLAWFUL TO KNOWINGLY PROVIDE FALSE, INCOMPLETE, OR MISLEADING FACTS OR INFORMATION TO AN INSURANCE COMPANY FOR THE PURPOSE OF DEFRAUDING OR ATTEMPTING TO DEFRAUD THE COMPANY. PENALTIES MAY INCLUDE IMPRISONMENT, FINES, DENIAL OF INSURANCE, AND CIVIL DAMAGES. ANY INSURANCE COMPANY OR AGENT OF AN INSURANCE COMPANY WHO KNOWINGLY PROVIDES FALSE, INCOMPLETE, OR MISLEADING FACTS OR INFORMATION TO A POLICYHOLDER OR CLAIMANT FOR THE PURPOSE OF DEFRAUDING OR ATTEMPTING TO DEFRAUD THE POLICYHOLDER OR CLAIMANT WITH REGARD TO A SETTLEMENT OR AWARD PAYABLE FROM INSURANCE PROCEEDS SHALL BE REPORTED TO THE COLORADO DIVISION OF INSURANCE WITHIN THE DEPARTMENT OF REGULATORY AGENCIES.

ARKANSAS, KENTUCKY, NEW JERSEY, OHIO, PENNSYLVANIA Notice to Applicants: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.
--------------------------------------------------------------------------------
                               13. AGENT'S REPORT
--------------------------------------------------------------------------------
Do you have reason to believe that the Certificate applied for may replace an
existing annuity or insurance policy?                          [ ] Yes [ ] No
(If yes, list carrier, policy number, whether Section 1035 exchange, and attach State Replacement Form if applicable.)

-------------------------------------------------------------------------------


-----------------------------------------   ------------------------------------
Agent's Legal Name(PRINTED)     SS#         Agency Name/Broker-Dealer/Branch

-----------------------------------------   ------------------------------------
Agent's Business Address   Business Phone   Signature of Agent    Agent's
                                                                  E-Mail Address

Designation:  [ ] Program A  [ ] Program B    [ ] Program C
              Once selected, Program cannot be changed.


AP-DVAZ-C-9805